EX-99.d.7

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is by and between JNLNY Variable Fund I LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

         WHEREAS, the second paragraph under "2. Duties" on page 2 of the Agreement has been revised; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed; and

         WHEREAS, the advisory fees for the JNL/Curian The DowSM 5 Fund, JNL/Curian The DowSM 10 Fund, JNL/Curian The S&P(R) 10 Fund,
JNL/Curian Global 15 Fund, JNL/Curian Select 25 Fund, JNL/Curian
Small-Cap Fund, JNL/Curian Technology Sector Fund, JNL/Curian
Pharmaceutical/Healthcare Sector Fund, JNL/Curian Financial Sector Fund, JNL/Curian Energy Sector Fund, JNL/Curian Consumer Brands Sector Fund, JNL/Curian Communications Sector Fund will be amended; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

         1. The second paragraph under "2. Duties" on page 2 of the Agreement is hereby deleted and replaced in its entirety with the following:

         The Adviser may delegate certain of its duties under this Agreement with respect to a Fund to a sub-adviser or sub-advisers, subject to the approval of the Managers, by entering into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more sub-advisers. The Adviser is solely responsible for payment of any fees or other charges arising from such delegation and the Fund shall have no liability therefore. The Fund may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected Funds, to the extent such approval is not required pursuant to an applicable exemption under the Act or otherwise.

         2. The names of the Funds are as follows:

                 JNL/Curian The DowSM 5 Fund
                 JNL/Curian The DowSM 10 Fund
                 JNL/Curian The S&P(R) 10 Fund
                 JNL/Curian Global 15 Fund
                 JNL/Curian Select 25 Fund
                 JNL/Curian Small-Cap Fund
                 JNL/Curian Technology Sector Fund
                 JNL/Curian Pharmaceutical/Healthcare Sector Fund
                 JNL/Curian Financial Sector Fund
                 JNL/Curian Energy Sector Fund
                 JNL/Curian Consumer Brands Sector Fund
                 JNL/Curian Communications Sector Fund

         3. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Fund will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian The DowSM 5 Fund                                              All Assets                 .43%
------------------------------------------------------------------- ---------------------------- ---------------
------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian The DowSM 10 Fund                                             All Assets                 .43%
------------------------------------------------------------------- ---------------------------- ---------------
------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian The S&P(R) 10 Fund                                            All Assets                 .43%
------------------------------------------------------------------- ---------------------------- ---------------
------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian Global 15 Fund                                                All Assets                 .43%
------------------------------------------------------------------- ---------------------------- ---------------
------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian Select 25 Fund                                                All Assets                 .43%
------------------------------------------------------------------- ---------------------------- ---------------
------------------------------------------------------------------- ---------------------------- ---------------
JNL/Curian Small-Cap Fund                                                All Assets                . 43%
------------------------------------------------------------------- ---------------------------- ---------------




                                  JNL/Curian Technology Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

                                  JNL/Curian Pharmaceutical/Healthcare Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

                                  JNL/Curian Financial Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

                                  JNL/Curian Energy Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

                                  JNL/Curian Consumer Brands Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

                                  JNL/Curian Communications Sector Fund

 $0 to $500 million                   .52%
 $500 million to $1 billion           .47%
 Over $1 billion                      .42%

         4. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.


         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 25th day of September, 2003.

                         JNLNY VARIABLE FUND I LLC


                         By:
                              ------------------------------------------------

                         Name:    Robert A. Fritts
                                ----------------------------

                         Title:            President
                                 ---------------------------------------------


                         JACKSON NATIONAL ASSET
                         MANAGEMENT, LLC


                         By:
                              ------------------------------------------------

                         Name:    Mark D. Nerud
                                ----------------------------

                         Title:            Chief Financial Officer
                                 ------------------------------------